UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 31, 2014

Great China Mania Holdings, Inc.
(Exact name of registrant as specified in charter)

Florida
(State or other jurisdiction of incorporation)

333-139008	59-2318378
(Commission File Number)	(IRS Employer Identification No.)

Room 1902, 19/F, Kodak House 2, Java Road, North Point, Hong Kong
(Address of Principal Executive Offices)

(852) 3543-1208
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2014, Great China Mania Holdings, Inc. (the “Company”), closed its acquisition of 100% of the issued and outstanding shares of Concept X Limited (“Concept X”).

The Company approved the due diligence review and confirmed that all existing unsettled bank loans of Concept X had been transferred to a third party and are not the responsibility of GMEC at the date of closing.

At the closing, GMEC acquired 100% ownership of Concept X.  Consideration paid by the Company was 500,000 newly-issued restricted shares of its common stock.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

a.

Financial Statements of business to be acquired to be filed no later than March 16, 2015 as an amendment to this Form 8-K.

b.

Pro Forma Financial Statements to be filed no later than March 16, 2015 as an amendment to this Form 8-K.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREAT CHINA MANIA HOLDINGS, INC.

January 7, 2015	By:	/s/Kwan Yin Roy Kwong
Kwan Yin Roy Kwong
Chief Executive Officer and Director

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